As filed with the Securities and Exchange Commission on February 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCELERATE DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1072256
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

3950 South Country Club Road, Suite 470

Tucson, AZ 85714

(520) 365-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Phillips

President and Chief Executive Officer
Accelerate Diagnostics, Inc.

3950 South Country Club Road, Suite 470

Tucson, AZ 85714

(520) 365-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Daniel M. Mahoney

Joshua Schneiderman

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, AZ 85004

(602) 382-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2022

PROSPECTUS

201,820 Shares

Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named herein of up to 201,820 shares of our common stock, par value $0.001 per share, which were acquired by the selling stockholders in a private placement transaction that is more fully described in the section entitled “Selling Stockholders.” We will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. The selling stockholders will be responsible for all underwriting discounts and selling commissions, if any, in connection with the sale of these shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” On February 2, 2022, the closing price of our common stock on The Nasdaq Capital Market was $3.11 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may, from time to time, sell up to 201,820 shares of common stock in one or more offerings as described in this prospectus. We may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable free writing prospectus, you should rely on the free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable free writing prospectuses, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context indicates otherwise, the terms “Company,” “Accelerate,” “we,” “us,” and “our” refer to Accelerate Diagnostics, Inc., a Delaware corporation.

OUR COMPANY

Accelerate Diagnostics, Inc. is a corporation organized under the laws of the State of Delaware. We are an in vitro diagnostics company dedicated to providing solutions that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections. Microbiology laboratories need new tools to address what the U.S. Centers for Disease Control and Prevention calls one of the most serious healthcare threats of our time, antibiotic resistance. A significant contributing factor to the rise of resistance is the overuse and misuse of antibiotics, which is exacerbated by a lack of timely diagnostic results. The delay of identification and antibiotic susceptibility results is often due to the reliance by microbiology laboratories on traditional culture-based tests that often take two to three days to complete. Our technology platform is intended to address these challenges by delivering significantly faster testing of infectious pathogens in various patient sample types.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” Our principal executive offices are located at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, and our telephone number is (520) 365-3100. Our website address is www.acceleratediagnostics.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements include, but are not limited to, statements about the plans, expectations and objectives of management for future operations, including plans, expectations and objectives relating to the products and future performance of the Company; the potential of our products or technology; projections of our future financial performance and demand for our products; the anticipated impacts from the COVID-19 pandemic on the Company, including to our business, results of operations, cash flows and financial position, as well as our future responses to the COVID-19 pandemic; and our expectations relating to current supply chain impacts. In addition, all statements other than statements of historical facts that address activities, events, or developments the Company expects, believes, or anticipates will or may occur in the future, and other such matters, are forward-looking statements.

You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including the duration and severity of the ongoing COVID-19 pandemic, including any new variants that may become predominant; government and other third-party responses to it and the consequences for the global economy and the businesses of our suppliers and customers; and its ultimate effect on our business, results of operations, cash flows and financial position, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. Other important factors that could cause our actual results to differ materially from those in our forward-looking statements include those discussed in our reports filed with the SEC, including but not limited to, the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our subsequent filings with the SEC. These forward-looking statements are also based on assumptions that the Company will retain key management personnel, the Company will be successful in the commercialization of the Accelerate Pheno® system, the Company will obtain sufficient capital to commercialize the Accelerate Pheno system and continue development of complementary products, the Company will be able to protect its intellectual property, the Company’s ability to respond to technological change, the Company will accurately anticipate market demand for the Company’s products and there will be no material adverse change in the Company’s operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.

Any forward-looking statements made by us speak only as of the date on which they are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

DESCRIPTION OF OUR CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 105,000,000 shares with a par value of $0.001 per share, comprised of 100,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock. As of January 28, 2022, there were 69,507,515 shares of our common stock and 3,954,546 shares of our Series A Preferred Stock issued and outstanding.

The following is a summary of the material provisions of our common stock and preferred stock provided for in our certificate of incorporation and bylaws. For more detailed information about our capital stock, please see our certificate of incorporation and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and its telephone number is (800) 733-1121.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Preferred stock will be fully paid and nonassessable upon issuance.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Series A Preferred Stock

Our Series A Preferred Stock ranks, with respect to the payment of dividends, senior to our common stock and to any other class of securities we may issue in the future that is specifically designated as junior to the Series A Preferred Stock. The holders of Series A Preferred Stock are entitled to receive dividends, out of any assets at the time legally available therefor, prior in preference to any declaration or payment of any dividend on our common stock at the rate of $0.25 per share per annum on each outstanding share of Series A Preferred Stock (as appropriately adjusted for any subsequent stock splits, stock dividends, combinations, reclassifications and the like), when, as and if declared by our board of directors.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock then outstanding are entitled to participate with the holders of our common stock or any other junior securities then outstanding, pro rata on an as-converted basis, in the distribution of all the remaining assets and funds of the Company available for distribution to its stockholders.

The holders of Series A Preferred Stock generally have no voting rights with respect to their shares of Series A Preferred Stock, except as provided by law or to amend, modify or waive any provision of the certificate of designation of the Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time into one share of our common stock. Additionally, each share of Series A Preferred Stock will automatically be converted into one share of our common stock immediately upon a sale of all outstanding stock of the Company or a merger of the Company into another corporation where the pre-merger Company’s stockholders cease to be the controlling stockholders of the post-merger corporation.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

We are subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combinations with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless (1) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder obtained such status; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.

In addition, our certificate of incorporation and bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include, but are not limited to, the following:

•	the authority of our board of directors to issue up to 5,000,000 shares of serial preferred stock and to determine the price, rights, preferences and privileges of such preferred stock without stockholder approval; and

•	cumulative voting is not allowed in the election of the Company’s directors.

These provisions of Delaware law and our certificate of incorporation and bylaws could prohibit or delay mergers or other takeovers or changes of control of the Company and may discourage attempts by other companies to acquire us, even if such a transaction would be beneficial to the Company’s stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders from time to time of up to an aggregate of 201,820 shares of common stock (the “Shares”) issued and sold in the private placement transaction described below. When we refer to “selling stockholders” in this prospectus, we mean the stockholders listed in the table below, and any pledgees, donees, transferees, assignees and others who later come to hold some or all of the common stock covered by this prospectus.

The Shares were issued and sold to the selling stockholders at a purchase price of $7.68 per share pursuant to a securities purchase agreement, dated December 24, 2020, by and among the Company and certain purchasers, including the selling stockholders, in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Additionally, on December 24, 2020, the Company entered into a registration rights agreement pursuant to which the Company agreed to register the resale of the Shares pursuant to the terms set forth therein.

The following table sets forth the name of each selling stockholder, the number of shares and percentage of our common stock beneficially owned by the selling stockholders as of January 28, 2022, the number of shares of our common stock that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

The information in the table has been provided to us by or on behalf of the selling stockholders. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their shares of common stock offered under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock after the date on which they provided the information set forth in the table below.

Unless otherwise indicated, the business address of each selling stockholder listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

	Common Stock Beneficially Owned Before this Offering			Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Common Stock Beneficially Owned Upon Completion of this Offering
Name of Selling Stockholder	Number		Percentage(1)	Prospectus	Number		Percentage(1)
John Patience Trust, dated July 23, 1993 and related entities	6,887,697	(2)	9.9%	65,104	6,822,593	(2)	9.8%
Birchview Fund, LLC	2,374,591	(3)	3.4%	58,593	2,315,998	(3)	3.3%
Mark C. Miller Trust, dated April 26, 2002	200,952	(4)	*	39,062	161,890	(4)	*
Thomas D. Brown	121,937	(5)	*	26,041	95,896	(5)	*
John J. Phillips	798,097	(6)	1.1%	13,020	785,077	(6)	1.1%

*	Represents less than 1% of our issued and outstanding common stock.

(1)	Based on 69,507,515 shares of our common stock outstanding as of January 28, 2022.

(2)	Consists of (i) 4,365,585 shares held by the John Patience Trust, dated 7/23/1993; (ii) 2,140,462 shares held by Patience Enterprises LP; (iii) 39,411 shares held by John Patience; (iv) 264,706 shares held by the Ventana Charitable Foundation; and (v) 77,533 shares issuable to Mr. Patience upon exercise of options that are vested or vest within 60 days of January 28, 2022. Mr. Patience has sole voting and dispositive power with respect to the shares held by the John Patience Trust, dated 7/23/1993, Patience Enterprises LP and the Ventana Charitable Foundation. Mr. Patience serves as the Chairman of our board of directors.

(3)	Consists of (i) 206,828 shares held by Birchview Fund, LLC; (ii) 2,025,560 shares held by Matthew W. Strobeck, Ph.D.; (iii) 20,000 shares held in a UGMA custodial account for minor children for which Dr. Strobeck serves as the custodian; and (iv) 122,203 shares issuable to Dr. Strobeck upon exercise of options that are vested or vest within 60 days of January 28, 2022. Dr. Strobeck has sole voting and dispositive power with respect to the shares held by Birchview Fund, LLC and in the UGMA custodial account. Dr. Strobeck serves as a member of our board of directors.

(4)	Consists of (i) 39,062 shares held by the Mark C. Miller Trust, dated April 26, 2002; and (ii) 161,890 shares issuable to Mark C. Miller upon exercise of options that are vested or vest within 60 days of January 28, 2022. Mr. Miller has sole voting and dispositive power with respect to the shares held by the Mark C. Miller Trust, dated April 26, 2002. Mr. Miller serves as a member of our board of directors.

(5)	Consists of (i) 46,541 shares held by Thomas D. Brown; and (ii) 75,396 shares issuable to Mr. Brown upon exercise of options that are vested or vest within 60 days of January 28, 2022. Mr. Brown serves as a member of our board of directors.

(6)	Consists of (i) 117,038 shares held by John J. Phillips; and (ii) 681,059 shares issuable to Mr. Phillips upon exercise of options that are vested or vest within 60 days of January 28, 2022. Mr. Phillips serves as a member of our board of directors and as our President and Chief Executive Officer.

Amount does not include 55,586 shares held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019, for which a third-party serves as the trustee. Mr. Phillips does not have voting or dispositive power with respect to the shares held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019.

Material Relationships with Selling Stockholders

See the section entitled “Certain Relationships and Related Transactions” in our definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2021, which is incorporated by reference into this prospectus, for additional information regarding material relationships between the selling stockholders (or their affiliates) and us.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred pursuant to Rule 144 under the Securities Act without any volume limitations under such rule.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Phoenix, Arizona.

EXPERTS

The consolidated financial statements of Accelerate Diagnostics, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You may access the registration statement through the SEC’s website, as provided above.

Our website address is www.acceleratediagnostics.com. The information contained on, or that may be accessed through, our website is not, and should not be deemed to be, a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 2, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement relating to our 2021 annual meeting of shareholders, filed with the SEC on April 5, 2021;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 7, 2021, August 11, 2021 and November 15, 2021, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on February 23, 2021 (only with respect to the information provided therein under Item 8.01), March 19, 2021, April 14, 2021, May 13, 2021, May 25, 2021, May 28, 2021, August 4, 2021, September 23, 2021,
October 1, 2021, October 18, 2021; November 1, 2021 and February 3, 2022; and

•	the description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on December 26, 2012 (File No. 001-31822), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus as supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct any requests to:

Accelerate Diagnostics, Inc.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
Attention: Chief Financial Officer
Telephone: (520) 365-3100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee.

Amount
SEC registration fee	$52.76
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Miscellaneous expenses	5,000
Total	$50,052.76

Item 15. Indemnification of Directors and Officers

Indemnification Under the Delaware General Corporation Law

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	for unlawful payments of dividends or unlawful stock purchases or redemptions; or

(4)	for any transaction from which the director derived an improper personal benefit.

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These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification Under our Certificate of Incorporation and Bylaws

Article VIII, Section 1 of our certificate of incorporation provides that, to the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

Article VIII, Section 2 of our certificate of incorporation and Article V, Section 5.01 of our bylaws provide that the Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by our board of directors.

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Item 16. Exhibits

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on November 13, 2012)

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference to Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C filed on July 12, 2013)

4.3	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 15, 2016)

4.4	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2019)

4.5	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2021)

4.6	Certificate of Designation of the Series A Preferred Stock of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 23, 2021)

4.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2019)

4.8	Amendment No. 1 to the Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 3, 2022)

4.9	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018)

4.10	Securities Purchase Agreement, dated December 24, 2020, by and among the Registrant and the purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 28, 2020)

4.11	Registration Rights Agreement, dated December 24, 2020, by and among the Registrant and the purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 28, 2020)

5.1*	Opinion of Snell & Wilmer L.L.P.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this registration statement)

107*	Filing Fee Table

*            Filed herewith.

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Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on February 3, 2022.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Jack Phillips
Name:	Jack Phillips
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Accelerate Diagnostics, Inc. whose signatures appear below, hereby constitute and appoint Jack Phillips and Steve Reichling, and each of them severally, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this registration statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack Phillips	President, Chief Executive Officer	February 3, 2022
Jack Phillips	and Director
(Principal Executive Officer)

/s/ Steve Reichling	Chief Financial Officer	February 3, 2022
Steve Reichling	(Principal Financial Officer and
Principal Accounting Officer)

/s/ John Patience	Chairman of the Board	February 3, 2022
John Patience

/s/ Thomas D. Brown	Director	February 3, 2022
Thomas D. Brown

/s/ Mark C. Miller	Director	February 3, 2022
Mark C. Miller

/s/ Jack Schuler	Director	February 3, 2022
Jack Schuler

/s/ Matthew W. Strobeck, Ph.D.	Director	February 3, 2022
Matthew W. Strobeck, Ph.D.

/s/ Frank J.M. ten Brink	Director	February 3, 2022
Frank J.M. ten Brink

/s/ Charles Watts, M.D.	Director	February 3, 2022
Charles Watts, M.D.

/s/ Louise L. Francesconi	Director	February 3, 2022
Louise L. Francesconi

/s/ Hany Massarany	Director	February 3, 2022
Hany Massarany

/s/ Wayne C. Burris	Director	February 3, 2022
Wayne C. Burris